As filed with the Securities and Exchange Commission on September 27, 2021
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SEMA4 HOLDINGS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	85-1966622
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
333 Ludlow Street, North Tower, 8th Floor
Stamford, Connecticut 06902
(Address of Principal Executive Offices) (Zip Code)
SEMA4 HOLDINGS CORP. 2021 EQUITY INCENTIVE PLAN
SEMA4 HOLDINGS CORP. 2021 EMPLOYEE STOCK PURCHASE PLAN
MOUNT SINAI GENOMICS, INC. DBA SEMA4 2017 EQUITY INCENTIVE PLAN
SEMA4 HOLDINGS CORP. EARN-OUT RSU AWARDS
(Full Title of the Plans)

Eric Schadt
Chief Executive Officer
333 Ludlow Street, North Tower, 8th Floor
Stamford, Connecticut 06902
(Name and Address of Agent For Service)
(800) 298-6470
(Telephone Number, including area code, of agent for service)

Copies to:
Ethan Skerry Per B. Chilstrom Fenwick & West LLP 902 Broadway New York, New York 10010 (212) 430-2600	Daniel Clark General Counsel Sema4 Holdings Corp. 333 Ludlow Street, North Tower, 8th Floor Stamford, Connecticut 06902 (800) 298-6470
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $0.0001 per share:
- Reserved for future issuance under the Sema4 Holdings Corp. 2021 Equity Incentive Plan(2)	32,734,983(2)	$8.96(3)	$293,141,773(3)	$31,982
- Reserved for future issuance under the Sema4 Holdings Corp. 2021 Employee Stock Purchase Plan	4,804,011(4)	$7.61(5)	$36,566,931(5)	$3,990
- Issuable upon the exercise of outstanding stock options under the Mount Sinai Genomics, Inc. 2017 Equity Incentive Plan	28,880,501(6)	$0.49(7)	$14,151,446	$1,544
- Issuable upon vesting of Earn-Out RSUs	1,847,920(8)	$8.96(3)	$16,548,124(3)	$1,806
TOTAL	68,267,415	—	$360,408,274	$39,322
(1)Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of securities as may become issuable pursuant to the provisions of the Sema4 Holdings Corp. 2021 Equity Incentive Plan (the “Equity Incentive Plan”), the Sema4 Holdings Corp. 2021 Employee Stock Purchase Plan (the “ESPP”), the Mount Sinai Genomics, Inc. 2017 Equity Incentive Plan (the “2017 Plan”) and the Earn-Out RSUs (as defined below) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of Sema4 Holdings Corp. (formerly, CM Life Sciences, Inc.), a Delaware corporation (the “Registrant”).
(2)Represents shares of Class A Common Stock that may be issued under the Equity Incentive Plan consisting of (a) 28,824,070 shares Class A Common Stock reserved for issuance under the Equity Incentive Plan and (b) 3,910,913 shares of Class A Common Stock previously reserved but unissued under the 2017 Plan that are now available for issuance under the Equity Incentive Plan. To the extent that shares previously issued pursuant to awards granted under the 2017 Plan are reacquired by the Registrant after the effective date of the Equity Incentive Plan, or if outstanding awards granted under the 2017 Plan are forfeited, expire or lapse unexercised after the effective date of the Equity Incentive Plan, such shares will become available for issuance under the Equity Incentive Plan, subject to the limits set forth in such plan. In general, to the extent that any awards under the Equity Incentive Plan are forfeited, cancelled or expire for any reason before being exercised or settled in full, if any awards are settled in cash or if shares issued under the Equity Incentive Plan are reacquired by the Registrant pursuant to a forfeiture provision, repurchase right or for any other reason, those shares will again become available for issuance under the Equity Incentive Plan, as will shares applied to pay the exercise or purchase price of an award or to satisfy tax withholding obligations related to any award.
(3)Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $8.96 per share represents the average high and low sales prices of the Class A Common Stock as quoted on the Nasdaq Global Select Market on September 20, 2021.
(4)Represents shares of Class A Common Stock reserved for issuance under the ESPP.
(5)Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act and based upon the average of the high and low prices of the Registrant’s Class A Common Stock as quoted on the Nasdaq Global Select Market on September 20, 2021, multiplied by 85%.
(6)Represents shares of Class A Common Stock that may be issued pursuant to the exercise of outstanding stock options under the 2017 Plan, as assumed by the Registrant.
(7)Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $0.49 per share represents the weighted average exercise price per share of outstanding awards under the 2017 Plan, as assumed by the registrant.
(8)Represents shares of Class A Common Stock (the “Earn-Out RSU Shares”) issuable upon the vesting of certain RSU awards (the “Earn-Out RSUs”) that are expected to be granted to certain former equity award holders of Sema4 (as defined below) and certain employees of the Registrant pursuant to the terms of that certain Agreement and Plan of Merger, dated as of February 9, 2021 (as amended, the “Merger Agreement”), by and among CM Life Sciences, Inc., S-IV Sub, Inc. and Mount Sinai Genomics, Inc. d/b/a Sema4 (“Sema4”), and outside of the Equity Incentive Plan.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

EXPLANATORY NOTE
This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Sema4 Holdings Corp. (formerly, CM Life Sciences, Inc.), a Delaware corporation (the “Registrant”), relating to (i) 32,734,983 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of the Registrant reserved for issuance under the Sema4 Holdings Corp. 2021 Equity Incentive Plan (the “Equity Incentive Plan”); (ii) 4,804,011 shares of Class A Common Stock reserved for issuance under the Sema4 Holdings Corp. 2021 Employee Stock Purchase Plan (the “ESPP”); (iii) 28,880,501 shares of Class A Common Stock issuable upon the exercise of stock options granted under the Mount Sinai Genomics, Inc. 2017 Equity Incentive Plan (the “2017 Plan”); and (iv) 1,847,920 shares of Class A Common Stock (the “Earn-Out RSU Shares”) issuable upon the vesting of certain RSU awards (the “Earn-Out RSUs”) that are expected to be granted to certain former equity award holders of Sema4 (as defined below) and certain employees of the Registrant pursuant to the terms of that certain Agreement and Plan of Merger, dated as of February 9, 2021 (as amended, the “Merger Agreement”), by and among CM Life Sciences, Inc., S-IV Sub, Inc. and Mount Sinai Genomics, Inc. d/b/a Sema4 (“Sema4”), and outside of the Equity Incentive Plan.
This Registration Statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for the reoffer and resale of shares of Class A Common Stock on a continuous or delayed basis that may be deemed to be “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are issuable to certain of our executive and other officers and directors identified in the Reoffer Prospectus. The number of shares of Class A Common Stock included in the Reoffer Prospectus represents shares of Class A Common Stock issuable to the selling stockholders pursuant to Earn-Out RSUs the selling stockholders are expected to be granted pursuant to the Merger Agreement and outside of the Equity Incentive Plan and does not necessarily represent a present intention to sell any or all such shares of Class A Common Stock. The number of shares of Class A Common Stock to be offered or resold by means of the Reoffer Prospectus by the selling stockholders, and any other person with whom any of them is acting in concert for the purpose of selling Class A Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.
PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

Sema4 Holdings Corp.
1,847,920 Shares of Class A Common Stock

This reoffer prospectus (“Reoffer Prospectus”) relates to the offer and sale from time to time by the selling stockholders named in this Reoffer Prospectus (the “Selling Stockholders”), or their permitted transferees, of up to 1,847,920 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of Sema4 Holdings Corp., a Delaware corporation. This Reoffer Prospectus covers 1,847,920 shares of Class A Common Stock issuable to each Selling Stockholder upon the vesting of the Earn-Out RSUs that are expected to be granted by us to the Selling Stockholders pursuant to the earn-out provisions of the Merger Agreement (as defined below) and outside the Sema4 Holdings Corp. 2021 Equity Incentive Plan (the “Equity Incentive Plan”). We are not offering any shares of Class A Common Stock and will not receive any proceeds from the sale of the shares of Class A Common Stock by the Selling Stockholders pursuant to this Reoffer Prospectus. The Selling Stockholders are certain of our directors and executive and other officers, each of whom is an “affiliate” of our company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)).
Subject to the satisfaction of any conditions to vesting of the shares of Class A Common Stock offered hereby pursuant to the terms of the relevant Earn-Out RSU agreements, and subject to the expiration of any lock-up agreements described herein, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Class A Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares of Class A Common Stock, we will name them and describe their compensation in a prospectus supplement. The shares of Class A Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Stockholders may offer the shares of Class A Common Stock for sale. The Selling Stockholders may sell any, all or none of the shares of Class A Common Stock offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 14 for more information about how the Selling Stockholders may sell or dispose of the shares of Class A Common Stock covered by this Reoffer Prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.
Shares of Class A Common Stock that will be issued pursuant to the Earn-Out RSUs that are expected to be granted to Selling Stockholders will be “control securities” under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the shares of Class A Common Stock under the Securities Act to allow for future sales by Selling Stockholders on a continuous or delayed basis to the public without restriction, provided that the amount of shares of Class A Common Stock to be offered or resold under this Reoffer Prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling shares of Class A Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.
On July 22, 2021, we consummated the transactions contemplated by that certain Agreement and Plan of Merger, dated as of February 9, 2021 (as amended, the “Merger Agreement”), by and among CM Life Sciences, Inc. (“CMLS” and, after the consummation of the Business Combination (as defined below), “Sema4 Holdings Corp.”), S-IV Sub, Inc. (“Merger Sub”) and Mount Sinai Genomics, Inc. d/b/a Sema4 (“Sema4”). In particular, on July 22, 2021, we consummated the merger contemplated by the Merger Agreement, whereby Merger Sub merged with and into Sema4, with Sema4 surviving the merger as a wholly-owned subsidiary of CMLS (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”). In connection with the consummation of the Business Combination, CMLS changed its name to “Sema4 Holdings Corp.” and Sema4 changed its name to “Sema4 OpCo, Inc.”
Our Class A Common Stock and public warrants are listed on the Nasdaq Global Select Market (the “Nasdaq”) under the symbols “SMFR” and “SMFRW”, respectively.
We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our Class A Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 12 of this Reoffer Prospectus and under similar headings in the documents that are incorporated by reference into this Reoffer Prospectus, as well as “Cautionary Note Regarding Forward-Looking Statements” on page 8 of this Reoffer Prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is September 27, 2021.

You should rely only on the information contained or incorporated by reference in this Reoffer Prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Selling Stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Reoffer Prospectus is accurate only as of the date hereof. Additionally, any information we have incorporated by reference in this Reoffer Prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this Reoffer Prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.
When used in this Reoffer Prospectus, references to the “Company,” “we,” “us” or “our” refers to Mount Sinai Genomics, Inc. d/b/a Sema4, a Delaware corporation (“Sema4”), prior to the consummation of the Business Combination (the “Closing,” and such date of the consummation of the Business Combination, the “Closing Date”), and to Sema4 Holdings Corp. (“Sema4 Holdings Corp.”) and its subsidiary following the Business Combination. References to “CMLS” refer to CM Life Sciences, Inc. prior to the consummation of the Business Combination.

ABOUT THIS PROSPECTUS
This Reoffer Prospectus contains important information you should know before investing, including important information about the Company and the securities being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this Reoffer Prospectus, and in particular the periodic and current reporting documents we file with the Securities and Exchange Commission (the “Commission”). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This Reoffer Prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
You should not assume that the information in this Reoffer Prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other documents with the Commission under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Commission maintains a website that contains reports, proxy and information statements and other information regarding issuers, including the Company, that file electronically with the Commission. You may obtain copies of the registration statement and its exhibits and the other documents that we file with the Commission at www.sec.gov.
We also make these documents available on the investor relations portion of our website at www.sema4.com. Our website and the information contained or connected to our website is not incorporated by reference in this Reoffer Prospectus, and you should not consider it part of this Reoffer Prospectus. Our principal executive office is located at 333 Ludlow Street, North Tower, 8th Floor, Stamford, Connecticut 06902, and can be reached by telephone at (800) 298-6470.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The Commission rules permit us to incorporate by reference information in this Reoffer Prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this Reoffer Prospectus, except for information superseded by information contained in this Reoffer Prospectus itself or in any subsequently filed incorporated document. This Reoffer Prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about the Company and its business and financial condition.
(a)the Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020, which includes audited financial statements for the Registrant’s latest fiscal year, filed with the Commission on May 5, 2021;
(b)the Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021 and June 30, 2021, filed with the Commission on May 24, 2021 and July 21, 2021, respectively;
(c)the Registrant’s Current Reports on Form 8-K filed with the Commission on February 11, 2021, May 5, 2021, July 19, 2021, July 22, 2021, July 28, 2021, as amended on August 16, 2021, and August 16, 2021 (but only with respect to Items 4.01 and 9.01 thereto); and
(d)the description of the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on August 31, 2020, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement of which this Reoffer Prospectus forms a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Reoffer Prospectus and to be a part hereof from the date of the filing of such documents, except that information furnished to the Commission under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this Reoffer Prospectus.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Reoffer Prospectus shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained in this Reoffer Prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Reoffer Prospectus, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.
The Company undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Reoffer Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Reoffer Prospectus but not delivered with this Reoffer Prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Reoffer Prospectus incorporates. Documents incorporated by reference in this Reoffer Prospectus may be obtained by requesting them in writing or by telephone from us at:
Sema4 Holdings Corp.
333 Ludlow Street, North Tower, 8th Floor,
Stamford, Connecticut 06902
Tel.: (800) 298-6470
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Reoffer Prospectus contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of our management, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include statements about our future financial and operating results; the benefits of the Business Combination; statements of the plans, strategies and objectives of our management for our future operations; and statements regarding future economic conditions or performance. Forward-looking statements may contain words such as “will be,” “will,” “expect,” “anticipate,” “continue,” “project,” “believe,” “plan,” “could,” “estimate,” “forecast,” “guidance,” “intend,” “may,” “plan,” “possible,” “potential,” “predict,” “pursue,” “should,” “target” or similar expressions, and include the assumptions that underlie such statements. These statements include, but are not limited to, statements about:
•our ability to realize the benefits expected from the Business Combination;
•factors relating to our business, operations and financial performance, including:
◦our ability to comply with laws and regulations applicable to our business; and
◦market conditions and global and economic factors beyond our control;
•intense competition and competitive pressures from other companies worldwide in the industries in which we operate;
•litigation and the ability to adequately protect our intellectual property rights; and
•other factors detailed under the section entitled “Risk Factors.”

Factors that could cause the actual results to differ materially from those described in the forward-looking statements include those set forth in the risk factors included in this Reoffer Prospectus. Any forward-looking statements made in this Reoffer Prospectus are qualified in their entirety by the forward-looking statements contained or referred to in this section, and there is no assurance that the actual results or developments anticipated by us will be realized. All subsequent written and oral forward-looking statements concerning us, the Business Combination or other matters attributable to us or any person acting on our behalf are expressly qualified in their entirety by the forward-looking statements above. Except to the extent required by applicable law, we are under no obligation (and expressly disclaim any such obligation) to update or revise these forward-looking statements whether as a result of new information, future events, or otherwise.
You should read this Reoffer Prospectus, the documents that incorporated by reference herein, and the documents we have filed with the Commission as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

PROSPECTUS SUMMARY
This Reoffer Prospectus is part of a registration statement that we filed with the Commission. We have provided to you in this Reoffer Prospectus a general description of the Selling Stockholders and the distribution of the shares. To the extent there is a conflict between the information contained in this Reoffer Prospectus and any of our subsequent filings with the Commission, the information in the document having the later date shall modify or supersede the earlier statement.
As permitted by the rules and regulations of the Commission, the registration statement of which this Reoffer Prospectus forms part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the Commission at the Commission’s website or at the Commission’s offices described above under the heading “Incorporation of Certain Information by Reference” if necessary.
Company Overview
We are a patient-centered, health intelligence company with a mission to use artificial intelligence, or AI, and machine learning to enable personalized medicine for all. Our integrated information platform leverages longitudinal patient data, AI-driven predictive modeling, and genomics in combination with other molecular and high-dimensional data in our efforts both to deliver better outcomes for patients and to transform the practice of medicine, including how disease is diagnosed, treated, and prevented.
We have established one of the largest, most comprehensive, and fastest growing integrated health information platforms, collecting and leveraging genomic and clinical data in partnership with patients, healthcare providers and an extensive ecosystem of life science industry contributors. We are now generating and processing over 35 petabytes of data per month, growing by almost 1.2 petabyte per month, and maintain a database that includes more than 11.7 million de-identified clinical records, many with genomic profiles, integrated in a way that enables physicians to proactively diagnose and manage disease. This expanding database is a virtuous cycle of data: new data enables us to further develop, train, and refine predictive models and drive differentiated insights, which models and insights we deploy through our next generation diagnostic and research solutions and portals to support clinicians and researchers and engage patients, all of which interactions generate more data to continue the cycle.
Today, by providing differentiated insights through diagnostic testing solutions to physicians and patients across the United States in areas such as reproductive health, or Women’s Health, population health, and oncology, or Oncology, we are reimbursed by payors, providers, and patients for providing these services. In collaboration with pharmaceutical and biotech, or Biopharma, companies, we receive payments for a broad range of services relating to the aggregated data on our information platform, such as consenting and recontacting patients, the development and implementation of a wide range of predictive models, including drug discovery programs, conducting real-world evidence studies, and aiding in the identification and recruitment of patients into clinical trials. Over the next several years, we expect to focus on expanding the revenue from our health system and Biopharma partners, while also working to continue to grow the volumes and revenues from our diagnostics test solutions.
While there are many companies seeking to harness the potential of “big data” to address the challenges within the healthcare ecosystem, we believe that few have the scale of our company combined with our revenue-generating diagnostics testing business and origins as a company conceived and nurtured within a world-class health system. These characteristics have enabled us to build a significant and highly differentiated technological and informational asset positioned to drive precision medicine solutions into the standard of care in an unparalleled way.
The mailing address of our principal executive office is located at 333 Ludlow Street, North Tower, 8th Floor Stamford, Connecticut 06902, and can be reached by telephone at (800) 298-6470.
Recent Developments
On July 22, 2021, we consummated the Business Combination. In particular, on July 22, 2021, we consummated the Merger, whereby Merger Sub merged with and into Sema4, with Sema4 surviving the Merger as a wholly-owned subsidiary of CMLS. In connection with the consummation of the Business Combination, CMLS changed its name to “Sema4 Holdings Corp.” and Sema4 changed its name to “Sema4 OpCo, Inc.”
The Offering
This Reoffer Prospectus relates to the public offering by the Selling Stockholders listed in this Reoffer Prospectus of up to 1,847,920 shares of Class A Common Stock issuable to each Selling Stockholder pursuant to the Earn-Out RSUs that are expected to be granted by the Company to the Selling Stockholders pursuant to the earn-out provisions of the Merger Agreement and outside of the Equity Incentive Plan. Subject to the satisfaction of any conditions to vesting of the shares of Class A Common Stock offered hereby pursuant to the terms of the relevant Earn-Out RSU agreements, and subject to the expiration of any lock-up agreements described herein, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Class A Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares of Class A Common Stock by the Selling Stockholders. The Selling Stockholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

RISK FACTORS
Investing in shares of our Class A Common Stock involves a high degree of risk. Investors should carefully consider the risks we have described as set forth under the caption “Risk Factors” in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020, filed with the Commission on May 5, 2021, and our Current Report on Form 8-K filed with the Commission on July 28, 2021, as amended on August 16, 2021 (the “Super 8-K”), which are incorporated by reference herein, and subsequent reports filed with the Commission, together with the financial and other information contained or incorporated by reference in this prospectus. If any of the events or developments we have described occur, our business, financial condition, or results of operations could be materially or adversely affected. As a result, the market price of our Class A Common Stock could decline, and investors could lose all or part of their investment. The risks and uncertainties we have described are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”
DETERMINATION OF OFFERING PRICE
The Selling Stockholders will determine at what price they may sell the offered shares of Class A Common Stock, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.
USE OF PROCEEDS
We will not receive any proceeds from the sale of shares of our Class A Common Stock by the Selling Stockholders.
DESCRIPTION OF SECURITIES
The information set forth under the caption “Description of Securities” in the Super 8-K is incorporated herein by reference.
SELLING STOCKHOLDERS
The table below sets forth information concerning the resale of the shares by the Selling Stockholders. We will not receive any proceeds from the resale of the shares by the Selling Stockholders.
The table below sets forth, as of September 13, 2021 (the “Determination Date”), (i) the name of each person who is offering the resale of shares by this Reoffer Prospectus; (ii) the number of shares (and the percentage, if 1% or more) of Class A Common Stock beneficially owned (determined in the manner described in footnote (1) to the table below) by each person; (iii) the number of shares that each Selling Stockholder may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not such Selling Stockholder has a present intention to do so; and (iv) the number of shares (and the percentage, if 1% or more) of Class A Common Stock each person will own after the offering, assuming they sell all of the shares offered. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. The address for each Selling Stockholder listed in the table below is c/o Sema4 Holdings Corp., 333 Ludlow Street, North Tower, 8th Floor Stamford, Connecticut 06902.
Pursuant to the earn-out provisions of the Merger Agreement, we may issue an aggregate of up to 19,021,576 shares of Class A Common Stock upon the occurrence of certain triggering events provided for in the Merger Agreement, which shares are comprised of an initial allocation of up to 16,331,812 shares of Class A Common Stock (the “Earn-Out Shares”) issuable to certain former stockholders of Sema4 and up to 2,689,764 shares of Class A Common Stock (the “Earn-Out RSU Shares”) issuable upon the vesting of certain RSU awards (“Earn-Out RSUs”) that are expected to be granted to certain former equity award holders of Sema4 and certain employees of our company. We expect to grant the Earn-Out RSUs on or after October 1, 2021. In the event any Earn-Out RSUs are forfeited following the Closing (for example, as a result of an Earn-Out RSU recipient no longer being an employee of our company), the Merger Agreement provides for a forfeiture pool in respect of the Earn-Out RSU Shares that were originally allocated to such forfeited Earn-Out RSUs, with such Earn-Out RSU Shares becoming available for issuance to the other recipients of Earn-Out Shares and Earn-Out RSUs. In the case of each Selling Stockholder, the table below includes the Earn-Out RSU Shares underlying the Earn-Out RSU such Selling Stockholder is expected to be granted in respect of the initial allocation of Earn-Out RSU Shares (such Selling Stockholder’s “Allocated Earn-Out RSU Shares” and such Selling Stockholder’s “Allocated Earn-Out RSU”, respectively), as well as such Selling Stockholder’s pro rata portion of the reallocated Earn-Out RSU Shares underlying an Earn-Out RSU granted to such Selling Stockholder (such Selling Stockholder’s “Reallocated Earn-Out RSU Shares”), assuming that 100% of the Allocated Earn-Out RSUs (other than such Selling Stockholder’s Allocated Earn-Out RSU) are forfeited after the Closing.
The Selling Stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of Class A Common Stock that will actually be held by the Selling Stockholders upon termination of this offering because the Selling Stockholders may offer some or all of their Class A Common Stock under the offering contemplated by this prospectus or acquire additional shares of Class A Common Stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this Reoffer Prospectus.

	Shares of Class A Common Stock
Name	Number Beneficially Owned Prior to Offering (1)	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering (2)
Anthony Prentice (3)	2,329,919	232,570	2,097,349	*
Daniel Clark (4)	1,498,081	149,842	1,348,239	*
Eric Schadt (5)	7,723,537	827,589	6,895,948	2.9%
James M. Coffin (6)	2,915,515	290,762	2,624,753	1.1%
Isaac Ro (7)	220,506	220,506	—	*
Kareem Saad (8)	70,719	70,719	—	*
Karen White (9)	71,786	20,259	51,527	*
Rachel Sherman (10)	171,880	35,673	136,207	*
TOTALS	15,001,943	1,847,920	13,154,023	5.5%
*Less than 1%
__________________
(1)The numbers of shares of Class A Common Stock reflect all Earn-Out RSU Shares of each Selling Stockholder (including both shares beneficially owned on the Determination Date and shares which the Selling Stockholder has a contingent right to receive).
(2)Assumes all of the shares of Class A Common Stock being offered are sold in the offering, that shares of Class A Common Stock beneficially owned by such Selling Stockholder on the Determination Date but not being offered pursuant to this prospectus (if any) are not sold, and that no additional shares are purchased or otherwise acquired other than pursuant to the Earn-Out RSUs relating to the shares being offered.
(3)Includes 2,097,349 shares underlying options to purchase common stock that are exercisable within 60 days of September 13, 2021. Shares hereby offered consist of 201,093 Allocated Earn-Out RSU Shares and 31,477 Reallocated Earn-Out RSU Shares.
(4)Includes 1,348,239 shares underlying options to purchase common stock that are exercisable within 60 days of September 13, 2021. Shares hereby offered consist of 129,265 Allocated Earn-Out RSU Shares and 20,577 Reallocated Earn-Out RSU Shares.
(5)Includes 6,895,948 shares underlying options to purchase common stock that are exercisable within 60 days of September 13, 2021. Shares hereby offered consist of 718,401 Allocated Earn-Out RSU Shares and 109,188 Reallocated Earn-Out RSU Shares. Mr. Schadt is member of Sema4 Holdings Corp.’s board of directors.
(6)Includes 2,624,753 shares underlying options to purchase common stock that are exercisable within 60 days of September 13, 2021. Shares hereby offered consist of 251,828 Allocated Earn-Out RSU Shares and 38,934 Reallocated Earn-Out RSU Shares.
(7)Shares hereby offered consist of 191,547 Allocated Earn-Out RSU Shares and 28,959 Reallocated Earn-Out RSU Shares.
(8)Shares hereby offered consist of 60,946 Allocated Earn-Out RSU Shares and 9,773 Reallocated Earn-Out RSU Shares.
(9)Includes 51,527 shares underlying options to purchase common stock that are exercisable within 60 days of September 13, 2021. Shares hereby offered consist of 17,413 Allocated Earn-Out RSU Shares and 2,846 Reallocated Earn-Out RSU Shares.
(10)Includes 136,207 shares underlying options to purchase common stock that are exercisable within 60 days of September 13, 2021. Shares hereby offered consist of 30,687 Allocated Earn-Out RSU Shares and 4,986 Reallocated Earn-Out RSU Shares. Ms. Sherman is member of Sema4 Holdings Corp.’s board of directors.

Other Material Relationships with the Selling Stockholders
Employment Relationships
We entered into employment agreements with each of Eric Schadt, James Coffin, Daniel Clark, Anthony Prentice, Isaac Ro, Kareem Saad and Karen White in connection with the Business Combination. Each of Eric Schadt, James Coffin, Anthony Prentice, Isaac Ro, Kareem Saad and Karen White have provided and continue to provide services to the Company commensurate with his or her role.
Each of Dr. Schadt, Dr. Coffin, Mr. Clark, Mr. Prentice and Ms. White have agreed that, during the nine-month period following the Closing, he will not: (i) sell, offer to sell, contract or agree to sell, hypothecate pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any shares of Class A Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such shares, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).
Indemnification Agreement
Our amended and restated certificate of incorporation (the “Certificate of Incorporation”) contains provisions limiting the liability of directors, and our restated bylaws (the “Bylaws”) provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. The Certificate of Incorporation and Bylaws also provide the board of directors with discretion to indemnify officers and employees when determined appropriate by our board of directors.
We have entered into indemnification agreements with each of our directors and executive officers and certain other key employees. The indemnification agreements provide that we will indemnify each of our directors, executive officers, and such other key employees against any and all expenses incurred by that director, executive officer, or other key employee because of his or her status as one of our directors, executive officers, or other key employees, to the fullest extent permitted by Delaware law, the Certificate of Incorporation and Bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by its directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer, or key employee.
PLAN OF DISTRIBUTION
The shares of Class A Common Stock covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Stockholders. The shares of Class A Common Stock offered may be sold from time to time directly by or on behalf of each Selling Stockholder in one or more transactions on the Nasdaq or any other stock exchange on which the Class A Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Stockholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions. The amount of shares of Class A Common Stock to be reoffered or resold under the Reoffer Prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling shares of Class A Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.
In connection with their sales, a Selling Stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the shares of Class A Common Stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Stockholders or other party selling such shares. Sales of the shares must be made by the Selling Stockholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Stockholders may sell shares of Class A Common Stock in compliance with Rule 144. There is no assurance that the Selling Stockholders will sell all or a portion of the shares of Class A Common Stock offered hereby. The Selling Stockholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the shares of Class A Common Stock.
The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of Class A Common Stock and activities of the Selling Stockholders, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Class A Common Stock to engage in passive market-making activities with respect to the shares of Class A Common Stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of shares of Class A Common Stock in the secondary market. All of the foregoing may affect the marketability of the shares of Class A Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Class A Common Stock.
Once sold under the registration statement of which this Reoffer Prospectus forms a part, the shares of Class A Common Stock will be freely tradable in the hands of persons other than our affiliates.
LEGAL MATTERS
Fenwick & West LLP will issue an opinion regarding the legality of certain of the offered securities.
EXPERTS
The financial statements of Sema4 Holdings Corp, Inc. (f/k/a CM Life Sciences, Inc.) as of December 31, 2020, and for the period from July 10, 2020 (inception) through December 31, 2020, incorporated herein by reference, have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, which is incorporated by reference herein.
The financial statements of Mount Sinai Genomics, Inc. have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 2 to the financial statements) included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by Sema4 Holdings Corp. (the “Registrant”) with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:
(a)the Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020, which includes audited financial statements for the Registrant’s latest fiscal year, filed with the Commission on May 5, 2021;
(b)the Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021 and June 30, 2021, filed with the Commission on May 24, 2021 and July 21, 2021, respectively;
(c)the Registrant’s Current Reports on Form 8-K filed with the Commission on February 11, 2021, May 5, 2021, July 19, 2021, July 22, 2021, July 28, 2021, as amended on August 16, 2021, and August 16, 2021 (but only with respect to Items 4.01 and 9.01 thereto); and
(d)the description of the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on August 31, 2020, including any amendments or reports filed for the purpose of updating such description.
All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except that information furnished to the Commission under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this Registration Statement.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the DGCL, the Amended and Restated Certificate of Incorporation of the Registrant contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:
•any breach of a director’s duty of loyalty to the Registrant or the Registrant’s stockholders;
•acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•under Section 174 of the DGCL (regarding unlawful dividends and stock purchases); or
•any transaction from which the director derived an improper personal benefit.
As permitted by the DGCL, the Restated Bylaws of the Registrant provide that:
•the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, subject to very limited exceptions;
•the Registrant may indemnify its other employees and agents as set forth in the DGCL;
•the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and
•the rights conferred in the Restated Bylaws of the Registrant are not exclusive.
The Registrant has entered into indemnification agreements with each of its directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Amended and Restated Certificate of Incorporation and Restated Bylaws of the Registrant and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving one of the Registrant’s directors or executive officers for which indemnification is sought. The indemnification provisions in the Amended and Restated Certificate of Incorporation, Restated Bylaws, and the indemnification agreements entered into between the Registrant and each of the Registrant’s directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act. The Registrant carries liability insurance for the Registrant’s directors and officers. Certain of the Registrant’s directors are also indemnified by their employers with regard to service on the Registrant’s board of directors.
Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.

		Incorporated by Reference				Filed Herewith
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Third Amended and Restated Certificate of Incorporation of Sema4 Holdings Corp.	8-K	001-39482	3.1	July 28, 2021

4.2	Bylaws of Sema4 Holdings Corp., as currently in effect.	8-K	001-39482	3.2	July 28, 2021

5.1	Opinion of Fenwick & West LLP.					X

23.1	Consent of WithumSmith+Brown, PC, Independent Registered Public Accounting Firm for CM Life Sciences, Inc.					X

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm for Sema4 Holdings Corp.					X

23.3	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page of this Registration Statement).					X

99.1	Sema4 Holdings Corp. 2021 Equity Incentive Plan.	8-K	001-39482	10.5	July 28, 2021

99.2	Form of Stock Option Agreement under the Sema4 Holdings Corp. 2021 Equity Incentive Plan.	8-K	001-39482	10.6	July 28, 2021

99.3	Form of RSU Agreement under the Sema4 Holdings Corp. 2021 Equity Incentive Plan.	8-K	001-39482	10.7	July 28, 2021

99.4	Form of Earn-Out RSU Agreement.	8-K	001-39482	10.8	July 28, 2021

99.5	Sema4 Holdings Corp. 2021 Employee Stock Purchase Plan.	8-K	001-39482	10.9	July 28, 2021

99.6	Mount Sinai Genomics, Inc. 2017 Equity Incentive Plan, as amended, and forms of equity agreements thereunder.					X
Item 9. Undertakings.
A.The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.
Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3)To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
B.The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 27th day of September, 2021.

SEMA4 HOLDINGS CORP.

By:	/s/ Eric Schadt
Eric Schadt
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric Schadt, Daniel Clark and Joshua Ruch, and each of them, as his or her true and lawful attorneys-in-fact, proxies and agents, each with full power of substitution and resubstitution and full power to act without the other, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxies and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric Schadt	Chief Executive Officer and Director	September 27, 2021
Eric Schadt	(Principal Executive Officer)

/s/ Isaac Ro	Chief Financial Officer	September 27, 2021
Isaac Ro	(Principal Financial Officer)

/s/ Shawn Assad	Chief Accounting Officer	September 27, 2021
Shawn Assad	(Principal Accounting Officer)

/s/ Joshua Ruch	Chairman and Director	September 27, 2021
Joshua Ruch

/s/ Dennis Charney	Director	September 27, 2021
Dennis Charney

/s/ Eli D. Casdin	Director	September 27, 2021
Eli D. Casdin

/s/ Emily Leproust	Director	September 27, 2021
Emily Leproust

/s/ Jason Ryan	Director	September 27, 2021
Jason Ryan

/s/ Michael Pellini	Director	September 27, 2021
Michael Pellini

/s/ Nat Turner	Director	September 27, 2021
Nat Turner

/s/ Rachel Sherman	Director	September 27, 2021
Rachel Sherman